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                                                              EXHIBIT (h)(2)(vi)
                                                                       EXHIBIT C
                                                           REIMBURSABLE EXPENSES

Forms
Postage (to be paid in advance if so requested)
Mailing Services
Computer Hardware and Software - specific to Fund or installed at remote site at Fund's direction

Telecommunications Equipment and Lines/Long Distance Charges

Magnetic Tapes, Reels or Cartridges
Magnetic Tape Handling Charges
Microfiche/Microfilm/CD ROM
Freight Charges
Printing
Bank Wire and ACH Charges
Proxy Processing - per proxy mailed not including postage
     Includes:     Proxy Card
                   Printing
                   Outgoing Envelope
                   Return Envelope
                   Tabulation and Certification
Tax Certification Mailings (e.g., W-8 & W-9)
     (Postage associated with the return envelope is included)
N.S.C.C. Communications Charge
     (Fund/Serv and Networking)
Record Storage (hardcopy/microfiche/on-call)
Second Site Disaster                                Currently $.10
     Backup Fee (per account)                       through 12/31/01,
                                                    subject to annual adjustment

Transmission of Statement Data for                  Currently $.035/per record
Remote Processing
Travel, Per Diem and other Billables
     Incurred by DST personnel traveling to,
     at and from Fund at the request
     of Fund

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